UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

July 15, 2022

Date of Report (Date of earliest event reported)

PENNS WOODS BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-17077	23-2226454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

300 Market Street, P.O. Box 967, Williamsport, Pennsylvania		17703-0967
(Address of principal executive offices)		(Zip Code)

(570) 322-1111 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.55 par value	PWOD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement Amendment – Richard A. Grafmyre

On July 15, 2022, Penns Woods Bancorp, Inc. (the “Company”) and Richard A. Grafmyre, Chief Executive Officer of the Company, entered into an Amendment, dated July 15, 2022 (the “Grafmyre Employment Agreement Amendment”), to Mr. Grafmyre’s existing Amended and Restated Employment Agreement, dated March 9, 2021 (the “Grafmyre Employment Agreement”). The Grafmyre Employment Agreement Amendment amends the Grafmyre Employment Agreement to: (i) require the Company to provide an automobile for Mr. Grafmyre’s use upon his request; (ii) provide that, upon termination of Mr. Grafmyre’s employment for any reason other than Cause (as defined in the Agreement), the Company will take such actions necessary to cause any outstanding stock options previously granted to Mr. Grafmyre to be exercisable for the remaining term of such options; (iii) provide that, upon termination of employment for any reason, Mr. Grafmyre will be permitted to retain the cellular telephone provided to him by the Company, including the cellular telephone number; and (iv) provide for continued health care benefits (or an amount equal to the cost of obtaining such benefits if he is no longer eligible to participate in the applicable plan) for a period of 24 months following termination of employment in the event that Mr. Grafmyre’s employment is terminated without Cause (as defined in the Agreement) in the absence of a Change in Control (as defined in the Agreement).

Except as modified by the Grafmyre Employment Agreement Amendment, the Grafmyre Employment Agreement remains in effect in accordance with its terms.

A copy of the Grafmyre Employment Agreement Amendment is attached hereto as Exhibit 10.2. The foregoing description of the Amendment is qualified by reference to the Amendment.

Employment Agreement Amendment – Brian L. Knepp

On July 15, 2022, the Company and Brian L. Knepp, President and Chief Financial Officer of the Company, entered into an Amendment, dated July 15, 2022 (the “Knepp Employment Agreement Amendment”) to Mr. Knepp’s existing Amended and Restated Employment Agreement, dated December 31, 2018 (the “Knepp Employment Agreement”). The Knepp Employment Agreement Amendment amends the Knepp Employment Agreement to: (i) provide for a term expiring on July 14, 2024, with annual renewal thereafter absent notice of non-renewal by either party at least 60 days prior to an annual renewal date; (ii) update the Agreement to insert Mr. Knepp’s current annual base salary of $257,500; (iii) provide that, upon termination of employment for any reason, Mr. Knepp will be permitted to retain the cellular telephone provided to him by the Company, including the cellular telephone number; and (iv) provide for continued health care benefits (or an amount equal to the cost of obtaining such benefits if he is no longer eligible to participate in the applicable plan) for a period of 24 months following termination of employment in the event that Mr. Knepp’s employment is terminated by the Company without Cause (as defined in the Agreement), or by Mr. Knepp for Good Reason (as defined in the Agreement), following a Change in Control (as defined in the Agreement).

Except as modified by the Knepp Employment Agreement Amendment, the Knepp Employment Agreement remains in effect in accordance with its terms.

A copy of the Knepp Employment Agreement Amendment is attached hereto as Exhibit 10.4. The foregoing description of the Knepp Employment Agreement Amendment is qualified by reference to the Amendment.

Repurchase of Certain Outstanding Stock Options Issued to Employees for Cash

On July 15, 2022, the Company repurchased for cash 346,725 outstanding stock options previously granted under the Company’s equity compensation plans from 36 employees pursuant to a voluntary program made available to option holders, including Mr. Grafmyre, Mr. Knepp, Aron M. Carter, Senior Vice President - Chief Risk Officer of the Company, and Michelle M. Karas, Senior Vice President, Secretary, & Chief Data Officer of the Company. Repurchased options had exercise prices ranging from $28.02 to $30.67 per share, and were subject to cliff vesting periods of either three or five years from grant date. The Company utilized a Black Scholes valuation methodology for determining the value of each repurchased option, resulting in prices ranging from$1.4770 to $3.3685 for each option repurchased depending on the applicable exercise price and other characteristics of the applicable option. Repurchased options have been cancelled and will not be available for re-issuance under any of the Company’s equity compensation plans or programs. Employees who participated in the option repurchase are required to repay all or a portion of the cash payment received in the event that their employment terminates prior to July 1, 2024 for reasons other than retirement, disability, or death, or termination by the Company without cause: termination prior to July 1, 2023 – repayment of 100% of amount received; termination after July 1, 2023 and prior to July 1, 2024 – repayment of 50% of amount received. The Company’s board of directors approved the stock option repurchase following the recommendation of the Compensation Committee based on the view that the decrease in the Company’s stock price since the original grant date resulted primarily from factors outside the Company’s control, including the economic downturn following the pandemic and related industry trends, and that accordingly the stock options subject to repurchase were not properly fulfilling the purpose of motivating and retaining key employees in the current competitive employment landscape.

Of the total options repurchased, the following amounts were repurchased from Mr. Grafmyre, Mr. Knepp, Mr. Carter, and Ms. Karas: Mr. Grafmyre – a total of 15,000 stock options for an aggregate amount of $50,527; Mr. Knepp -- a total of 57,300 stock options for an aggregate amount of $185,990; Mr. Carter -- a total of 12,300 stock options for an aggregate amount of $40,004; and Ms. Karas -- a total of 14,400 stock options for an aggregate amount of $46,692.

After giving effect to the option repurchase, as of July 15, 2022, 919,250 stock options remain outstanding under the Company’s equity compensation plans.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Amended and Restated Employment Agreement, dated as of March 9, 2021, between Penns Woods Bancorp, Inc. and Richard A. Grafmyre (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on March 10, 2021).

10.2	Amendment to Employment Agreement, dated July 15, 2022, between Penns Woods Bancorp, Inc. and Richard A. Grafmyre.

10.3	Amended and Restated Employment Agreement, dated as of December 31, 2018, between Penns Woods Bancorp, Inc. and Brian L. Knepp (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on December 31, 2018).

10.4	Amendment to Employment Agreement, dated July 15, 2022, between Penns Woods Bancorp, Inc. and Brian l. Knepp.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNS WOODS BANCORP, INC.

Dated: July 21, 2022

	By:	/s/ Brian L. Knepp
Brian L. Knepp
President and Chief Financial Officer

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